EXHIBIT (3) (c)
                                 ---------------

                           Product Commission Schedule
                           ---------------------------

Asset Allocation Life         cont'd.        page 2

                              LEVEL 1 COMPENSATION
                              --------------------

                   OLD SYSTEM            NEW SYSTEM
===================================================================================================================================
DISTRIBUTION SYSTEM         CAREER    CAREER        FORTH         STOCK-       BROKERS               CORP.                 SPECIAL
-------------------         ------    ------        -----         ------       -------               -----                 -------
                            AGENTS    BROKERS                     BROKERS                            MARKETS               MARKETS
                            ------    -------                     -------                            -------               -------
-----------------------------------------------------------------------------------------------------------------------------------
CONTRACT                      AC       BB           FA/FE         SB            IB                   CM                    SP
--------                    ----      -----         -----        ----          ----                 -----                 ----
CODE
----
-----------------------------------------------------------------------------------------------------------------------------------
FIRST YEAR -                 030       040          035          LEVEL 6        040                  N/A                   N/A
------------                ----      -----         ----         -------       -----                -----                  ----
PATTERN CODE
------------
-----------------------------------------------------------------------------------------------------------------------------------
PAY TYPE/% OF                 2.9      4.0          3.3          5.6            4.0
-------------               -----      ----         -----        -----
PREMIUM
-------
-----------------------------------------------------------------------------------------------------------------------------------
RENEWAL YEARS -               NOT     APPLICABLE
---------------             -----     ----------
PATTERN CODE
------------
-----------------------------------------------------------------------------------------------------------------------------------

NOTE:  The insured pays a "single premium" initially to issue this plan.
However the insured can make additional premium deposits after the initial payment. Compensation on these additional premiums is covered under the heading "additional premium payments".

OLD COMP SYSTEM
---------------
                  MFG OVERRIDES:

                    OVVERRIDES AS A % OF AGENT COMMISSION: STANDARD
                    ADA ACCOUNT OVVERRIDE: STANDARD
                    OVERRIDES AS A % OF COLLECTED PREMIUM 0%
                    (INCLUDE WITH OTHER SINGLE PREMIUM PRODUCTS)
                    PARTNERS: COMMISSION ALLOWANCE I 2% FYC  II 23% FYC 0%
CTAP
                             PREMIUM ALLOWANCE:  0%

                  FRANCHISEE OVERRIDES:

                    PRODUCTION ALLOWANCE:              13.6%
                    SERVICE ALLOWANCE:                  N/A
                    RENEWAL ALLOWANCE:                  N/A
                    OVERHEAD ALLOWANCE:                 NORMAL

                  NEW BUSINESS CREDIT RATE:  100% OF PRODUCER 1ST-YEAR
                  COMMISSIONS

                  ADDITIONAL INFORMATION ABOUT THE PRODUCT, COMMISSIONS, OR
                  OVERRIDES:

                  PREMIUMS: The insured pays a "single premium" initially to issue this plan. However the insured can make additional premium deposits after the initial payment. Compensation on these additional premiums is covered under the heading "additional premium payments".

                  COMMISSIONABLE PREMIUM IS "TOTAL COLLECTED PREMIUM"

                            FOR PRINTING ON THE COMMISSION STATEMENTS, INCLUDE UNDER

THE HEADING
                            WITH OTHER VUL PRODUCTS.

                            BASE PLAN INCREASE/DECREASE: (1ST POL. YEAR)  N/A

                            RIDERS ADDED/DELETED (1ST POL. YEAR)  N/A

                            CAN COMMISSIONABLE PREMIUM EXTEND PAST THE FIRST
POLICY YEAR, YES

                        SEE ADDITIONAL PREMIUM PAYMENTS.